UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2025 (December 9, 2025)

CARDINAL INFRASTRUCTURE GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-43004	39-3180206
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 E. Six Forks Road, #300

Raleigh, North Carolina 27609

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 324-1964

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Symbol(s) on which registered	Trading	Name of each exchange
Class A Common Stock, $0.0001 Par Value	CDNL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Offering”) by Cardinal Infrastructure Group Inc. (the “Company”) of its Class A Common Stock, par value $0.0001 (the “Common Stock”), described in the prospectus (the “Prospectus”), dated December 9, 2025, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-290850) (as amended, the “Registration Statement”), the following agreements were entered into:

●	the Second Amended and Restated Limited Liability Company Agreement of Cardinal Civil Contracting Holdings LLC, a Delaware limited liability company (“OpCo”), dated December 9, 2025, by and among OpCo and its Members (as defined therein) (the “A&R LLCA”);

●	the Tax Receivable Agreement, dated December 9, 2025, by and among the Company, OpCo and the TRA Parties (as defined therein); and

●	the Registration Rights Agreement, dated December 9, 2025, by and among the Company and the Initial Holders (as defined therein).

The A&R LLCA, Tax Receivable Agreement and Registration Rights Agreement are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements previously filed as exhibits to the Registration Statement and as described therein. Certain parties to certain of these agreements have various relationships with the Company. For further information, see “Certain Relationships and Related Person Transactions” in the Prospectus.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Offering, the Company issued 30,887,813 shares of Class B Common Stock of the Company, par value $0.0001 per share, to the Members (as defined in the A&R LLCA), which include certain members of management and our board of directors, on a one-to-one basis equal to the number of common membership interests of OpCo it owns, in exchange for nominal consideration (the “Exchange”).

No underwriters were involved in the issuance and sale of the shares of Class B Common Stock pursuant to the Exchange. The shares of Class B Common Stock were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act on the basis that the transaction did not involve a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2025, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), in the form previously filed as Exhibit 3.3 to the Registration Statement, and the Company’s Amended and Restated Bylaws (the “Bylaws”), in the form previously filed as Exhibit 3.4 to the Registration Statement, became effective. The Charter, among other things, provides that the Company’s authorized capital stock consists of 500,000,000 shares of Class A Common Stock, 500,000,000 shares of Class B Common Stock and 10,000,000 shares of preferred stock. A description of the Company’s capital stock, after giving effect to the adoption of the Charter and Bylaws, has previously been reported by the Company in the Registration Statement.

The foregoing descriptions of the Charter and the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Charter and Bylaws, which were previously filed by the Company with the Commission in its Registration Statement on Form S-8 (File No. 333-292034) and are incorporated herein by reference.

Item 8.01. Other Events.

On December 11, 2025, the Company completed the Offering of 11,500,000 shares of its Class A Common Stock at a price to the public of $21.00 per share, and on December 12, 2025, pursuant to the exercise in full of the underwriters’ option, the Company completed the sale of an additional 1,725,000 shares of its Class A Common Stock at a price to the public of $21.00 per share. The gross proceeds to the Company from the initial public offering, including the exercise in full of the sale of the additional shares, were approximately $277.7 million, before deducting underwriting discounts and commissions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Cardinal Infrastructure Group Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 10, 2025)

3.2	Amended and Restated Bylaws of Cardinal Infrastructure Group Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 10, 2025)

10.1	Second Amended and Restated Limited Liability Company Agreement of Cardinal Civil Contracting Holdings LLC, dated as of December 9, 2025.

10.2	Tax Receivable Agreement, dated as of December 9, 2025, by and among Cardinal Infrastructure Group Inc., Cardinal Civil Contracting Holdings LLC and the TRA Parties (as defined therein).

10.3	Registration Rights Agreement, dated as of December 9, 2025, by and among Cardinal Infrastructure Group Inc. and the Initial Holders (as defined therein).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL INFRASTRUCTURE GROUP INC.

By:	/s/ Jeremy Spivey
Name:	Jeremy Spivey
Title:	Chief Executive Officer

Date: December 12, 2025

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